                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ / Preliminary Proxy Statement            / / Confidential, for Use of the Com-
                                               ission Only (as permitted by
                                               Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12

                          STURM, RUGER & COMPANY, INC.
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         /X/ No fee required.

         / / Fee computed on table below per Exchange Act Rules
             14a-6(i)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies:


         (2) Aggregate number of securities to which transaction applies:


         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


         (4) Proposed maximum aggregate value of transaction:


         (5) Total fee paid:


         / / Fee paid previously with preliminary materials.


         / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:


         (2) Form, Schedule or Registration Statement No.:


         (3) Filing Party:


         (4) Date Filed:

                                                SOUTHPORT, CONNECTICUT 06490 USA


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 20, 1997


           NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Stockholders of STURM, RUGER & COMPANY, INC. (the "Company") will be held at the Fairfield County Hunt Club, 174 Long Lots Road, Westport, Connecticut 06880 on the 20th day of May, 1997, at 10:30 a.m. for the purpose of considering and acting upon the following:

           1. The election of nine (9) Directors to serve for the ensuing year.

           2. The approval of the selection of Ernst & Young LLP as the Company's independent auditors for the 1997 fiscal year.

           3. The transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.

         Only holders of record of Common Stock at the close of business on March 21, 1997 will be entitled to notice of and to vote at the meeting or any adjournment or postponement thereof. The complete list of stockholders entitled to vote at the Annual Meeting shall be open to the examination of any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours, for a period of 10 days prior to the Annual Meeting, at the Company's headquarters located at Lacey Place, Southport, Connecticut 06490.

                                       By Order of the Board of Directors


                                       /s/  LESLIE M. GASPER
                                       -------------------------------
                                       Leslie M. Gasper
                                       Corporate Secretary


Southport, Connecticut
March 28, 1997



         All Stockholders are cordially invited to attend the meeting. If you do not expect to be present, please date, mark and sign the enclosed form of Proxy and return it to Harris Trust & Savings Bank, P.O. Box A3800, Chicago, Illinois 60690-9608. A postage-paid envelope is enclosed for your convenience.

                                                                  March 28, 1997


STURM, RUGER & COMPANY, INC.
LACEY PLACE, SOUTHPORT, CONNECTICUT 06490
PROXY STATEMENT
1997 ANNUAL MEETING OF STOCKHOLDERS


         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Sturm, Ruger & Company, Inc. (the "Company") for use at the 1997 Annual Meeting of Stockholders (the "Meeting") of the Company to be held at 10:30 a.m. on May 20, 1997 at the Fairfield County Hunt Club, 174 Long Lots Road, Westport, Connecticut or at any adjournment or postponement thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and enclosed proxy are first being sent to stockholders on or about March 28, 1997.

         The mailing address of the principal executive office of the Company is Lacey Place, Southport, Connecticut 06490.

         If the enclosed proxy is signed and returned, it will be voted in accordance with its terms. However, a stockholder of record may revoke his or her proxy before it is exercised by (i) giving written notice to the Company's Secretary at the Company's address indicated above, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Company's Secretary at or before the Meeting, or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not, in and of itself, constitute revocation of a proxy). All expenses in connection with the solicitation of these proxies will be borne by the Company.

         The Annual Report of the Company for the year ended December 31, 1996, including financial statements, is enclosed herewith.

         Only holders of Common Stock of record at the close of business on March 21, 1997 will be entitled to vote at the Meeting. Each holder of record of the issued and outstanding shares of voting Common Stock, $1.00 par value, of the Company (the "Common Stock") is entitled to one vote per share. As of March 21, 1997, 26,916,800 shares of Common Stock were issued and outstanding, after giving effect to a two-for-one stock split in the form of a 100% stock dividend paid on September 16, 1996 to stockholders of record on August 15, 1996. The stockholders holding a majority of the issued and outstanding Common Stock, either present in person or represented by proxy, will constitute a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes will be counted as being present at the Meeting, with the result that abstentions and broker non-votes will have the same effect as votes against the election of directors.

                              ELECTION OF DIRECTORS

         Nine Directors will be elected at the Meeting, each to hold office until the next Annual Meeting of Stockholders and until his successor is elected and has qualified.

         All of the nominees for Director were elected at the last Annual Meeting, with the exception of Gerald W. Bersett, who was elected to the Board of Directors on October 30, 1996 to fill the vacancy created following the retirement of Nils Anderson, Jr. from the Board. If no contrary instructions are indicated, proxies will be voted for the election of the nominees for Director. Should any of the said nominees for Director not remain a candidate at the time of the Meeting (a condition which is not now anticipated), proxies solicited hereunder will be voted in favor of those nominees for Director selected by management of the Company. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the Meeting and entitled to vote on the election of Directors.


         The following table sets forth certain information concerning each nominee's age, principal occupation, other directorships in publicly-held corporations and the number and percentage of shares of Common Stock of the Company beneficially owned by such nominee as of February 1, 1997.

                                             BUSINESS EXPERIENCE                                        SHARES
                                             DURING THE PAST FIVE YEARS                 FIRST BECAME    BENEFICIALLY     PERCENT
NAME                       AGE               AND OTHER DIRECTORSHIPS                     A DIRECTOR     OWNED            OF CLASS
----                       ---               -----------------------                     ----------     -----            --------


William B. Ruger            80               Chairman of the Board, Chief               January, 1949   4,814,896(1)      17.89%
                                             Executive Officer and Treasurer.
                                             President of the Company
                                             from 1949 to 1990.

William B. Ruger, Jr.(2)    57               Vice Chairman and  Senior                  March, 1970     2,624,000(3)       9.75%
                                             Executive Officer.
                                             President of the Company
                                             from 1991 to July, 1995.

Gerald W. Bersett           56               President and Chief Operating              October, 1996   12,000               *
                                             Officer since August 1, 1995.
                                             Prior thereto, President of the
                                             Winchester Division of the Olin
                                             Corporation since 1988 and Vice
                                             President of the Olin Corporation
                                             since 1993.

John M. Kingsley, Jr.       65               Director of the Company.                   April, 1972     4,160                *
                                             Retired as Executive Vice President
                                             of the Company effective
                                             December 31, 1996.
                                             Director of USLIFE Income Fund, Inc.

Townsend Hornor             70               Director of Nickerson                      April, 1972     3,200                *
                                             Lumber  Co.

Stanley B. Terhune          71               Director and Consultant to                 January, 1975   4,800(4)             *
                                             the Company.  Retired as
                                             Vice President of
                                             the Company effective
                                             January 31, 1992.

                                             BUSINESS EXPERIENCE                                          SHARES
                                             DURING THE PAST FIVE YEARS                 FIRST BECAME    BENEFICIALLY     PERCENT
NAME                       AGE               AND OTHER DIRECTORSHIPS                     A DIRECTOR        OWNED         OF CLASS
----                       ---               -----------------------                     ----------       -----          --------
Richard T. Cunniff         74                    President and Director of               December, 1986   10,500(5)          *
                                                 The Sequoia Fund, an
                                                 investment company regis-
                                                 tered under the Investment
                                                 Company Act of
                                                 1940. President
                                                 and principal of
                                                 Ruane, Cunniff &
                                                 Co., Inc., an
                                                 investment
                                                 adviser
                                                 registered under
                                                 the Investment
                                                 Advisers Act of
                                                 1940.

Paul X. Kelley             68                    Vice Chairman of Cassidy &              April, 1990       2,000(6)          *
                                                 Associates, Inc. (government relations).
                                                 Commandant of the Marine Corps
                                                 and member of the Joint Chiefs of
                                                 Staff from 1983 to 1987. Director of
                                                 Allied-Signal Inc. (aerospace, auto-
                                                 motive and engineered materials),
                                                 GenCorp Inc. (aerospace, automotive,
                                                 polymer products), PHH Corpora-
                                                 tion (automobile leasing and relocation
                                                 services), The Wackenhut Corporation
                                                 (security services), UST Inc. (tobacco
                                                 products and wine) and Saul Centers,
                                                 Inc. (real estate investment trust).


James E. Service           66                    Consultant, PGGR/Russell Inc.           July, 1992          800             *
                                                 (investment management).
                                                 Commander, U.S. Naval Air Force,
                                                 Pacific Fleet, from 1985 to 1987.
                                                 Director of Wood River Medical
                                                 Center, Ketchum, Idaho.

----------

     * Beneficial owner of less than 1% of the outstanding Common Stock of the Company.

(1) Includes 542,896 shares of Common Stock as to which Mr. Ruger is entitled to direct the vote pursuant to a voting agreement.

(2)  Son of William B. Ruger.

(3) Includes 1,824,000 shares of Common Stock held by a trust of which Mr. Ruger, Jr. is a trustee. Mr. Ruger, Jr. has sole investment and voting control with respect to such shares.

(4) Mr. Terhune owns 800 of the shares in joint tenancy with his wife. The remaining 4,000 shares are held by Mr. Terhune as trustee of a revocable trust for the benefit of Mr. Terhune and his spouse.

(5) Does not include 10,500 shares of Common Stock owned by Mr. Cunniff's wife as to which Mr. Cunniff disclaims beneficial ownership. The Sequoia Fund, of which Mr. Cunniff is the President, a director and a stockholder, owns 339,200 shares of Common Stock, as to which Mr. Cunniff also disclaims beneficial ownership. Mr. Cunniff is also the President, a director and a principal stockholder of Ruane, Cunniff & Co., Inc., which manages discretionary accounts and which holds 368,611 shares of Common Stock. The firm of Ruane, Cunniff & Co., Inc. is able to direct the sale or disposition of the 368,611 shares; however, 34,648 shares may be voted by Ruane, Cunniff & Co., Inc. and 333,963 shares may be voted only by their beneficial owners. Mr. Cunniff disclaims beneficial ownership of such 368,611 shares.

(6)  General Kelley owns 800 of the shares in joint tenancy with his wife.

                   DIRECTOR COMPENSATION AND INFORMATION ABOUT
                    THE BOARD OF DIRECTORS AND ITS COMMITTEES

         The Company pays each Director who is not also an officer of the Company $10,000 per year in fees for services as a member of the Board of Directors. Each Director who is also an officer of the Company receives $6,000 per year in fees. Each Director also receives an attendance fee of $500 per meeting and is reimbursed for out-of-pocket expenses related to attendance at meetings. The fees paid to a Director for his services as a member of the Board of Directors do not include any compensation payable to such Director in connection with service by such Director on any of the committees of the Board.

         The Company does not have a nominating committee or a committee performing a similar function. The function of a nominating committee is performed by the entire Board of Directors.

         In 1996, members of the Audit Committee were Townsend Hornor, Richard
T. Cunniff and William B. Ruger, Jr., who replaced Nils Anderson, Jr. on the Committee effective October 30, 1996. The Audit Committee recommends the engagement of the independent auditors, reviews the arrangement and scope of the audit and considers comments made by the independent auditors. In addition to out-of-pocket expenses related to attendance at meetings, Messrs. Hornor and Cunniff each received $1,250, Mr. Ruger, Jr. received $0, and Mr. Anderson received $750 for services rendered on such committee in 1996. The Audit Committee held two meetings during 1996.

         In 1996, the members of the Compensation Committee were William B. Ruger, Richard T. Cunniff and James E. Service, who replaced Nils Anderson, Jr. on the Committee effective October 30, 1996. Mr. Ruger is the Chairman of the Board, Chief Executive Officer and Treasurer of the Company. The function of the Compensation Committee is to fix the salaries and bonuses of the executive officers of the Company. Except for out-of-pocket expenses related to attendance at meetings, Messrs. Ruger, Cunniff, Service and Anderson did not receive compensation for services rendered on such committee in 1996. The Compensation Committee did not meet during 1996.

         The Board of Directors held four meetings during 1996. All Directors attended at least seventy-five percent (75%) of the aggregate of the total number of meetings of the Board of Directors. All Directors attended all meetings held by all committees of the Board on which each such Director served, with the exception of Nils Anderson, Jr., who attended one Audit Committee meeting during 1996.

                             EXECUTIVE COMPENSATION
                           SUMMARY COMPENSATION TABLE

         The following table sets forth certain information with respect to the compensation for calendar years 1996, 1995 and 1994 for the Company's Chief Executive Officer and the four highest paid executive officers other than the Chief Executive Officer whose salary and bonus exceed $100,000.

                                                      ANNUAL COMPENSATION             LONG-TERM COMPENSATION
                                           ------------------------------------------ ----------------------
                                                                       OTHER ANNUAL          RESTRICTED               ALL OTHER
NAME AND PRINCIPAL                        SALARY(1)      BONUS        COMPENSATION(2)       STOCK AWARDS           COMPENSATION(3)
    POSITION                  YEAR          ($)           ($)              ($)                   ($)                      ($)
------------------            ----         ----          ---------    --------------  -----------------------      --------------
William B. Ruger              1996      $ 333,000              0               0                   0                  $   4,512
  Chairman of the Board       1995        333,000              0               0                   0                      4,512
  of Directors, Chief         1994        332,500              0               0                   0                      4,512
  Executive Officer,
  Treasurer and Director

William B. Ruger, Jr.         1996      $ 198,000      $ 150,000        $ 19,985                   0                   $ 29,400
   Vice Chairman,             1995        198,000        100,000          19,985                   0                     29,400
   Senior Executive           1994        150,500        150,000          14,466                   0                     22,275
   Officer and Director

Gerald W. Bersett  (4)        1996      $ 301,500      $  80,000               0              $ 137,438(5)             $254,371(6)
   President, Chief           1995        125,000         10,000               0                100,500(5)               15,109(7)
   Operating Officer          1994              0              0               0                   0                          0
   and Director

John M. Kingsley, Jr.(8)      1996      $ 198,000      $ 150,000        $ 23,959                   0                   $ 31,020
   Executive Vice             1995        198,000        108,000          23,959                   0                     29,904
   President and              1994        173,000        150,000          20,477                   0                     26,154
   Director

Stephen L. Sanetti            1996      $ 140,000      $  95,000        $ 16,994                   0                   $ 21,348
   Vice President             1995        140,000         66,000          16,994                   0                     21,348
   General Counsel            1994        125,000         90,000          14,905                   0                     19,098


----------

(1)      Includes Directors' Fees.

(2) The amounts set forth in this column represent "gross-ups" for taxes incurred on benefits received pursuant to the Company's Supplemental Executive Profit Sharing Retirement Plan (the "Supplemental Plan").

(3) The amounts set forth in this column represent benefits received pursuant to the Company's Salaried Employees' Profit Sharing Plan, Supplemental Plan and taxable premiums paid by the Company for group term life insurance for the named individuals, respectively, as follows: William B. Ruger, 1996 - $0, $0 and $4,512, 1995 - $0, $0 and
         $4,512, 1994 - $0, $0 and $4,512; William B. Ruger, Jr.,1996 - $2,700,
         $25,800 and $900, 1995 - $2,700, $25,800 and $900, 1994 - $2,700,
         $18,675 and $900; Gerald W. Bersett, 1996 - $22,500, $0 and $900, 1995
         - $0, $0 and $192; John M. Kingsley, Jr., 1996 - $2,700, $25,800, and
         $2,520, 1995 - $2,700, $25,800 and $1,404, 1994 - $2,700, $22,050 and
         $1,404; Stephen L. Sanetti, 1996 - $2,700, $18,300 and $348, 1995 -
         $2,700, $18,300 and $348, 1994 - $2,700, $16,050 and $348.

(4) Gerald W. Bersett became a Director on October 30, 1996. He joined the Company as President and Chief Operating Officer on August 1, 1995.

(5) The amounts set forth in this column represent the fair market value as of the date of grant of 6,000 shares of restricted Common Stock granted to Gerald W. Bersett on each of August 23, 1995 and August 2, 1996, pursuant to an employment arrangement. As of December 31, 1996, the aggregate fair market value of such shares was $232,500.

(6) The amount set forth in this column for Gerald W. Bersett also includes $3,262 imputed interest on two loans($30,000 and $54,975) made by the Company, $133,686 taxable value of moving expenses reimbursed to Mr. Bersett during 1996, $85,204 representing "gross-up" for taxes related to moving expenses reimbursed to Mr. Bersett in 1995 and 1996, and $8,819 in non-taxable moving expenses reimbursed to Mr. Bersett during 1996.

(7) The amount set forth in this column for Gerald W. Bersett also includes $608 imputed interest on a $30,000 loan made by the Company, $8,834 taxable value of moving expenses reimbursed to Mr. Bersett during 1995 and $5,475 in non-taxable moving expenses reimbursed to Mr. Bersett during 1995.

(8) John M. Kingsley, Jr. retired as Executive Vice President effective December 31, 1996.

                          BOARD COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

         William B. Ruger, the Chairman of the Board, Chief Executive Officer and Treasurer of the Company, has primary responsibility for setting the compensation of executive officers. In making decisions in this regard, Mr. Ruger considers such factors as the individual performance of the officer, the time elapsed since the officer's last increase in compensation and the overall performance of the Company. Despite the success of the Company over the past three years, Mr. Ruger's salary has not been increased during that time period. The Compensation Committee and the Board of Directors as a whole review Mr. Ruger's determinations. Both the Committee and the Board give such determinations great weight in formally setting executive compensation.

         The Compensation Committee has not yet adopted a policy with respect to qualification of executive compensation in excess of $1 million per individual for deduction under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder. The Compensation Committee currently does not anticipate that the compensation of any executive officer during 1997 will exceed the limits of deductibility for 1997.


                             Compensation Committee

                                  William B. Ruger
                                  Richard T. Cunniff
                                  James E. Service


                      COMPENSATION COMMITTEE INTERLOCKS AND
                              INSIDER PARTICIPATION

         William B. Ruger, the Chairman of the Board, Chief Executive Officer and Treasurer of the Company, serves on the Compensation Committee.

                         COMPANY STOCK PRICE PERFORMANCE

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*

   Sturm, Ruger & Company, Inc., Standard & Poors 500 and Value Line Machine
                                  Tools Index

                     (Performance Results Through 12/31/96)



                                    1991        1992        1993      1994       1995      1996
                                    ----        ----        ----      ----       ----      ----
STURM RUGER & COMPANY, INC........$100.00     $141.66     $188.07    $224.11   $226.30   $333.42

Standard & Poors 500..............$100.00     $107.79     $118.66    $120.56   $165.78   $204.30

Machine Tools.....................$100.00     $113.91     $130.23    $110.73   $151.24   $159.17



The peer group in the above graph is the Value Line Machine Tools Industry.



Assumes $100 invested at the close of trading 12/91 in Sturm, Ruger & Company, Inc. common stock, Standard & Poors 500, and Machine Tools Index.
*Cumulative total return assumes reinvestment of dividends.

                                                        SOURCE: VALUE LINE, INC.

Factual material is obtained from sources believed to be reliable, but the publisher is not responsible for any errors or omissions contained herein.

                               PENSION PLAN TABLE

              Estimated Amounts of Annual Pension Payable from the
                    Pension Plan for the Participant's Life,
                        Commencing During 1996 at Age 65


HIGHEST 60-CONSECUTIVE-MONTH                 YEARS OF CREDITED SERVICE
AVERAGE ANNUALIZED BASE PAY          15 YEARS      20 YEARS    25 OR MORE YEARS
----------------------------         --------      --------    ----------------
       $  75,000                      12,300        16,400           20,500
         100,000                      17,300        23,100           28,800
         125,000                      22,300        29,700           37,200
         150,000 or more              27,300        36,400           45,500



         All of the Company's salaried employees participate in the Sturm, Ruger & Company, Inc. Salaried Employees' Retirement Income Plan (the "Pension Plan"), which in general provides annual pension benefits at age 65 in an amount equal to: (i) 1-1/3% of the participant's final average salary (highest 60-consecutive-month average annualized base pay during the last 120 months of employment) less 0.65% of the participant's Social Security covered compensation, multiplied by (ii) the participant's years of credited service up to a maximum of 25 years.

         The pensions listed in the table above are not subject to any offset or deduction for Social Security or any other benefits.

         As of December 31, 1996, William B. Ruger, Jr. and John M. Kingsley, Jr. each had 25 or more years of credited service, Gerald W. Bersett had one year of credited service, and Stephen L. Sanetti had 16 years of credited service. An indication of the average annualized base pay under the Pension Plan for these individuals can be found in the Salary column of the Summary Compensation Table.

                  SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN TABLE


                    Estimated Amounts of Annual Plan Benefit
             Payable from the Supplemental Executive Retirement Plan
          for the Participant's Life, Commencing During 1996 at Age 65


AVERAGE ANNUAL                    YEARS OF CREDITED SERVICE
 COMPENSATION       15 YEARS              20 YEARS                   25 OR MORE YEARS
 ------------       --------      --------------------------         ----------------
   $125,000         $  7,700              $ 15,300                      $ 22,800
    150,000           11,700                20,600                        29,500
    175,000           15,700                25,900                        36,200
    200,000           19,700                31,300                        42,800
    225,000           25,200                38,600                        52,000
    250,000           32,700                48,600                        64,500
    300,000           47,700                68,600                        89,500
    400,000           77,700               108,600                       139,500


         The Sturm, Ruger & Company, Inc. Supplemental Executive Retirement Plan (the "SERP") is a nonqualified supplemental retirement plan for certain senior executives of the Company. Three of the executive officers who appear in the Summary Compensation Table, William B. Ruger, Jr., John M. Kingsley, Jr. and Stephen L. Sanetti participate in the plan. The SERP provides an annual benefit beginning at age 65 in an amount equal to 2% of the participant's average annual compensation for each complete year of service with the Company up to a maximum of 50% of such average compensation. The annual benefit is reduced by the amount the participant is entitled to receive under the Pension Plan, and is further reduced by the amount of Social Security benefit the participant is entitled to receive commencing at age 65. The SERP benefit is payable as an annuity over the life of the participant with 50% to continue for the life of the participant's surviving spouse after the participant's death.

         The average annual compensation shown in the above table includes the participant's base pay, bonuses, and other compensation for the participant's highest consecutive 36 months (or, if the participant's service was less than 36 months, then for the entire period of service) as reported under the Summary Compensation Table, except that benefits received under the Salaried Employees' Profit Sharing Plan and taxable premiums paid by the Company for group term life insurance are excluded from the SERP compensation formula. The annual compensation upon which the SERP benefit is calculated is limited to $400,000. As of December 31, 1996, William B. Ruger, Jr. and John M. Kingsley, Jr. each had 25 or more years of credited service, and Stephen L. Sanetti had 16 years of credited service. The estimated amounts presented above assume that the participant attained age 65 in 1996.

         The SERP provides that in the event of a change in control, participants in pay status shall be entitled to receive a lump-sum payment equal to the present value of the participant's benefit. Those not in pay status shall become fully vested and generally, if terminated within three years of a change in control, become entitled to a lump-sum payment. The payment shall be computed based upon the participant's average compensation and years of service with the Company on the date of change in control (provided, however, that in the event of a change in control, the participant's years of service with the Company for purposes of computing the benefit amount shall not be less than ten). A change in control is defined to mean the effective date of one of the following events:
(i) sale or exchange of substantially all of the capital stock of the Company;
(ii) sale of substantially all of the assets of the Company; (iii) sale of substantially all of the capital stock of the Company owned of record and beneficially by William B. Ruger and members of his family; or (iv) the merger or consolidation of the Company with or into one or more other corporations; and, in each of such four cases, the sale of stock or assets is to, or the exchange of stock is with, or the merger or consolidation is with or into one or more persons, firms or corporations, which does not own at least 10% of the capital stock of the Company.


                             PRINCIPAL STOCKHOLDERS

         The following table sets forth as of February 1, 1997 the ownership of Common Stock by each person of record or known by the Company to own beneficially more than 5% of such stock:

NAME AND ADDRESS
OF BENEFICIAL OWNER         SHARES BENEFICIALLY OWNED      PERCENT OF CLASS
-------------------         -------------------------      ----------------
William B. Ruger                       4,814,896(1)             17.89%
P.O. Box 447
Newport, NH  03773

William B. Ruger, Jr.                  2,624,000(2)             9.75%
P.O. Box 293
Newport, NH  03773

----------

(1) Includes 542,896 shares of Common Stock as to which Mr. Ruger is entitled to direct the vote pursuant to a voting agreement.

(2) Includes 1,824,000 shares of Common Stock held by a trust of which Mr. Ruger, Jr. is a trustee. Mr. Ruger, Jr. has sole investment and voting control with respect to such shares.

                        SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth certain information as of February 1, 1997 as to the number of shares of Common Stock beneficially owned by the Chief Executive Officer of the Company, each of the four most highly compensated executive officers of the Company other than the Chief Executive Officer and all Directors and executive officers of the Company as a group. See ELECTION OF DIRECTORS above for such information with respect to each Director of the Company.

NAME OF BENEFICIAL OWNER*                       SHARES BENEFICIALLY OWNED      PERCENT OF CLASS
-------------------------                       -------------------------      ----------------
William B. Ruger                                       4,814,896(1)                17.89%

William B. Ruger, Jr.                                  2,624,000(2)                 9.75%

Gerald W. Bersett                                         12,000                     **

John M. Kingsley, Jr. (3)                                  4,160                     **

Stephen L. Sanetti                                        32,002                     **



All Directors and executive officers as a group
(6 outside Directors, 3 Directors who are also
executive officers and 2 other executive officers)     7,510,358                   27.90%


----------

* The address of each of the executive officers named in this Security Ownership of Management table is c/o Sturm, Ruger & Company, Inc., Lacey Place, Southport, Connecticut 06490.

** Beneficial owner of less than 1% of the outstanding Common Stock of the Company.

(1) Includes 542,896 shares of Common Stock as to which Mr. Ruger is entitled to direct the vote pursuant to a voting agreement.

(2) Includes 1,824,000 shares of Common Stock held by a trust of which Mr. Ruger, Jr. is a trustee. Mr. Ruger, Jr. has sole investment and voting control with respect to such shares.

(3) John M. Kingsley, Jr. retired as Executive Vice President of the Company effective December 31, 1996.

                       SECTION 16(A) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, Directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         The Company has concluded, based solely on a review of the copies of the Section 16(a) report forms furnished to the Company, that with respect to the period from January 1, 1996 through December 31, 1996, all such forms were filed in a timely manner by the Company's officers, Directors and greater than ten percent beneficial owners, except that Nils Anderson, Jr., a former Director of the Company, filed a Form 4 relating to the sale of 1,200 shares of Common Stock in March, 1996 seven days late.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         As of February 28, 1996, William B. Ruger, Jr., Vice Chairman, Senior Executive Officer and Director of the Company, was indebted to the Company in the amount of $63,213.02 for personal loans made to Mr. Ruger from time to time. This was the largest amount outstanding during 1996. These loans do not bear interest. $61,912.67 of this amount was paid on March 15, 1996.

         As of December 31, 1996, Gerald W. Bersett, President, Chief Operating Officer and Director of the Company, was indebted to the Company in the amount of $84,975 for loans made to pay income taxes due from Mr. Bersett in connection with the award of shares of restricted Common Stock to Mr. Bersett in 1995 and 1996 pursuant to an employment arrangement. These loans do not bear interest.

         During 1996, the Company paid Newport Mills, of which William B. Ruger, Jr. is the sole proprietor, $33,000 for storage rental.

         Stanley B. Terhune, a Director and former Vice President of the Company, serves as a consultant to the Company. For his services in this capacity, Mr. Terhune receives $100 per hour and during 1996 received a total of $164,000, including bonuses.

                        APPROVAL OF INDEPENDENT AUDITORS

         Ernst & Young LLP has served as the Company's independent auditors since 1967. Management recommends approval of the selection of this firm to act as independent auditors for the 1997 fiscal year. During 1996, Ernst & Young LLP performed various professional services in connection with its audit of the financial statements of the Company, including services relating to filings with the Securities and Exchange Commission, audits of certain employee benefit plan financial statements, attendance at the Audit Committee meetings, and consultation in connection with various business, accounting and tax matters. A representative of Ernst & Young LLP will be present at the Meeting, will have the opportunity to make a statement if he desires to do so, and is expected to be available to respond to appropriate questions.


                              STOCKHOLDER PROPOSALS

         In order to be included in the proxy materials for the Company's next Annual Meeting of Stockholders, stockholder proposals must be received by the Company on or before November 28, 1997.


                                  OTHER MATTERS

         Management of the Company does not intend to present any business at the Meeting other than as set forth in Items 1 and 2 of the attached Notice of Annual Meeting of Stockholders, and it has no information that others will present any other business at the Meeting. If other matters requiring the vote of the stockholders properly come before the Meeting, it is the intention of the persons named in the proxy to vote the shares represented thereby in accordance with their judgment on such matters.

         The Company, upon written request, will provide without charge to each person entitled to vote at the Meeting a copy of its Annual Report on Securities and Exchange Commission Form 10-K for the year ended December 31, 1996, including the financial statements and financial statement schedules. Such request should be directed to Leslie M. Gasper, Corporate Secretary, Sturm, Ruger & Company, Inc., Lacey Place, Southport, Connecticut 06490.


                                      BY ORDER OF THE BOARD OF DIRECTORS



                                      /s/  LESLIE M. GASPER
                                      ----------------------------------
                                      Leslie M. Gasper
                                      Corporate Secretary

PROXY                                                                      PROXY

                          STURM, RUGER & COMPANY, INC.
                    LACEY PLACE, SOUTHPORT, CONNECTICUT 06490


       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 20, 1997

         The undersigned hereby appoints William B. Ruger, William B. Ruger, Jr., and Leslie M. Gasper as Proxies, each with the full power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Sturm, Ruger & Company, Inc. (the "Company"), held of record by the undersigned on March 21, 1997 at the Annual Meeting of Stockholders to be held on May 20, 1997 or any adjournment or postponement thereof.

         The proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for the election of all directors and for Proposal 2. Please sign exactly as name appears on other side of this proxy form.

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY FORM PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                  (Continued and to be signed on reverse side.)

--------------------------------------------------------------------------------

                          STURM, RUGER & COMPANY, INC.
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY [ ]
[                                                                             ]

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE FOLLOWING
PROPOSALS:

1.       ELECTION OF NINE DIRECTORS -                                 FOR    WITHHOLD    FOR ALL (Except Nominee(s) written below)
         Nominees: William B. Ruger, William B. Ruger, Jr.,           [ ]      [ ]       [ ] ________________________________
         Gerald W. Bersett, Richard T. Cunniff,Townsend Hornor,
         Paul X. Kelley,John M. Kingsley, Jr., James E. Service and
         Stanley B. Terhune.

2.       Proposal to approve the appointment of Ernst & Young         FOR    AGAINST     ABSTAIN
         LLP as the independent auditors of the Company for the       [ ]      [ ]         [ ]
         1997 fiscal year.


3.       In their discretion, the Proxies are authorized              FOR    AGAINST     ABSTAIN
         to vote upon such other business as may                      [ ]      [ ]         [ ]
         properly come before the meeting.

                                                                      Dated: _________________________,1997
                                                                      Signature(s):________________________
                                                                      _____________________________________

                                                                     When shares are held by joint tenants, both should
                                                                     sign. When signing as an attorney, as executor,
                                                                     administrator, trustee or guardian, please give your
                                                                     full title as such. If a corporation, please sign in
                                                                     full corporate name by President or other authorized
                                                                     officer. If a partnership, please sign in partnership
                                                                     name by authorized person.

--------------------------------------------------------------------------------